                                                                 EXHIBIT 99.8
                                                                 INITIAL GRANT

                             RHYTHMS NETCONNECTIONS INC.

                      NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR
                               AUTOMATIC STOCK OPTION

          Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Rhythms NetConnections Inc. (the "Corporation"):

          OPTIONEE:___________________________________________________________

          GRANT DATE:_________________________________________________________

          EXERCISE PRICE: $_________________________________________ per share

          NUMBER OF OPTION SHARES:   28,800 shares

          EXPIRATION DATE:____________________________________________________

          TYPE OF OPTION:  Non-Statutory Stock Option

          DATE EXERCISABLE:  Immediately Exercisable

          VESTING SCHEDULE: The Option Shares shall initially be unvested and subject to repurchase by the Corporation at the Exercise Price paid per share. Optionee shall acquire a vested interest in, and the Corporation's repurchase right shall accordingly lapse with respect to, the Option Shares in a series of six (6) successive equal semi-annual installments upon Optionee's completion of each six (6)-month period of service as a member of the Corporation's Board of Directors (the "Board") over the thirty-six (36) month period measured from the Grant Date. In no event shall any additional Option Shares vest after Optionee's cessation of Board Service.

     Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the automatic option grant program under the Rhythms NetConnections Inc. 1999 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Automatic Stock Option Agreement attached hereto as EXHIBIT A. Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as EXHIBIT B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

     REPURCHASE RIGHT. OPTIONEE HEREBY AGREES THAT ALL UNVESTED OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO A REPURCHASE RIGHT EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS. THE TERMS OF SUCH RIGHT SHALL BE SPECIFIED IN A STOCK PURCHASE AGREEMENT, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, EXECUTED BY OPTIONEE AT THE TIME OF THE OPTION EXERCISE.

     NO IMPAIRMENT OF RIGHTS. Nothing in this Notice or the attached Automatic Stock Option Agreement or in the Plan shall interfere with or otherwise restrict in any way the rights of the Corporation and the Corporation's stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

     DEFINITIONS. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Automatic Stock Option Agreement.

DATED:  _________________, _______


                                        RHYTHMS NETCONNECTIONS INC.

                                        By:
                                           -----------------------------------
                                        Title:
                                              --------------------------------


                                        --------------------------------------
                                                       OPTIONEE

                                        Address:
                                                ------------------------------

                                        --------------------------------------


ATTACHMENTS
EXHIBIT A - AUTOMATIC STOCK OPTION AGREEMENT
EXHIBIT B - PLAN SUMMARY AND PROSPECTUS

                                     EXHIBIT A

                          AUTOMATIC STOCK OPTION AGREEMENT

                                      EXHIBIT B

                            PLAN SUMMARY AND PROSPECTUS